UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):   June 16, 2011

EFL OVERSEAS, INC.
(Name of Small Business Issuer in its charter)

Nevada	000-54328	26-3062721
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

333 N. Sam Houston Parkway East, Suite 600, Houston, Texas  77060
 (Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (281) 260-1034
_________________________________________________
(Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers, Election of Directors, Appointment of Principal Officers

On June 16, 2011 we appointed Robert Wesolek to serve as a member of our Board of Directors. Directors are elected for a one-year term and hold office until the next annual meeting of our shareholders or until their resignation or removal by a vote of our shareholders.

Robert Wesolek has been the Chief Financial Officer of Holloman Energy Corporation since August 4, 2009, and has acted as an executive consultant providing financial, regulatory and system design services to emerging corporations since 2006. Prior to 2006 Wesolek; served as Chief Financial Officer and director of House of Brussels Chocolates Inc. (2004-2006), President and Chief Executive Officer of The Navigates Corporation (1998-2004), Chief Financial Officer of Sharp Technology Inc. (1998-2001), President of the Desktop Software Division of Citadel Security Software (1996-1998), and Chief Operating Officer of Kent Marsh Ltd., Inc. (1988-1996). During the period from 1980 to 1988, Mr. Wesolek was a Senior Practice Manager in the Audit Division of Arthur Andersen LLP.

Since October 2010, Mr. Wesolek has provided contract financial services to us under the terms of a Job Arrangement Letter. That arrangement may be terminated at any time at the option of either party.

Mr. Wesolek owns 330,000 shares of our common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EFL OVERSEAS, INC.

Date: June 20, 2011	By:	/s/ Keith Macdonald
Keith Macdonald
President